Exhibit 10.2

DIVERSIFIED ENERGY COMPANY

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.	GENERAL; PURPOSE.

(a)         The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase Common Stock.  The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.  The Company intends (but makes no undertaking or representation to maintain) the Plan to qualify as an Employee Stock Purchase Plan.  The provisions of the Plan, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code where applicable.  In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan where applicable), and the Company will designate which Related Corporations are participating in each separate Offering.

(b)        The Company, by means of the Plan, seeks to retain the services of such Eligible Employees, to secure and retain the services of new Eligible Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)          Certain capitalized terms are defined in Section 16 herein.

(d)         The Plan was assumed by the Company in the transactions contemplated by that certain Scheme of Arrangement (the “Scheme”) under Part 26 of the Companies Act 2006 between Diversified Energy Company plc and the holders of the Scheme Shares (as defined in the Scheme) in accordance with New York Stock Exchange Listing Standard 303A.08 and adjusted to reflect the Scheme.

2.	ADMINISTRATION.

(a)         The Plan shall be administered by the Committee; provided, however, the Board retains the concurrent authority to administer the Plan.  Subject to the requirements of applicable law, the Committee may designate persons, other than members of the Committee, to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate.  As used herein, the term “Administrator” shall refer to the Board, the Committee, or any other person(s) designated by the Committee to carry out its responsibilities, as may from time to time be responsible for administering the Plan.  The Administrator shall have full power and authority, subject to the provisions of the Plan and subject to compliance with any applicable laws, rules, or regulations, to adopt such rules, regulations, guidelines and forms as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.  The Administrator’s decisions, interpretations and determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons.  The Company shall pay all expenses incurred in the administration of the Plan.  The Administrator shall not be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and the Administrator shall be fully indemnified by the Company with respect to any such action, determination, or interpretation.

(b)        The Administrator may establish sub-plans (which need not qualify under Section 423 of the Code) and initiate separate Offerings through such sub-plans for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under U.S. or foreign tax laws (which sub-plans’ at the Administrator’s discretion, may provide for allocations of the authorized Common Stock reserved for issuance under the Plan as set forth in Section 3(a)).  The rules, guidelines’ and forms of such sub-plans (or the Offerings thereunder) may take precedence over other provisions of the Plan, with the exception of Section 3(a), Section 4, Section 6(a), and Section 6(d), but, unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.  Alternatively, and in order to comply with the laws of a domestic or foreign jurisdiction, the Administrator shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provides terms which are less favorable than the terms of options granted under the same Offering to employees residing in the United States’ subject to compliance with Section 423 of the Code.

3.	COMMON STOCK SUBJECT TO THE PLAN

(a)         Subject to the provisions of Section 10(a) relating to Capitalization Adjustments’ the maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 6,000,000 shares of Common Stock.

(b)         If any Purchase Right granted under the Plan terminates without having been exercised in full, the Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)        The shares purchasable under the Plan will be shares of Common Stock purchased in the open market and held by the Company’s Employee Benefit Trust, in accordance with applicable law.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator.  Each Offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, and will comply with applicable law and ensure that all Eligible Employees granted Purchase Rights will have the same rights and privileges’ unless otherwise deemed necessary to comply with applicable law.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

5.	ELIGIBILITY.

(a)        Purchase Rights may be granted only to Employees of the Company or, as the Administrator may designate in accordance with this Plan, to Employees of a Related Corporation.  Except as provided in Section 5(b) or as required by applicable law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years.  In addition, the Administrator may provide that an Employee may not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code.  Unless otherwise specified in the Offering, an Employee must be employed with the Company or, as the Administrator may designate in accordance with Section 2(b), a Related Corporation in good standing to be eligible to be granted Purchase Rights.

(b)         The Administrator may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee, or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

i.          the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

ii.         the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

iii.        the Administrator may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)        No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of all shares of the Company or of any Related Corporation.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the share ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options will be treated as shares owned by such Employee.

(d)        As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 USD of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)       Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in offerings under the Plan.  Notwithstanding the foregoing, the Administrator may provide in an offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a)        On each Offering Date, each Eligible Employee, pursuant to an offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Administrator, but in either case not exceeding fifteen percent (15%) of such Employee’s compensation (as defined by the Administrator in each Offering) during the period that begins on the Offering Date (or such later date as the Administrator determines for a particular Offering) and ends on the date stated in the Offering Document, which date will be no later than the end of the Offering.

(b)        The Administrator will establish one (1) (or more than one (1), if the Administrator deems advisable) Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)        In connection with each Offering made under the Plan, the Administrator may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and/or (iv) a maximum and/or minimum Contribution.  If the aggregate purchase of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)         The purchase price of Common Stock acquired pursuant to a Purchase Right will be established by the Administrator, but will not be less than eighty-five percent (85%) of the lesser of:

i.           the Fair Market Value of the Common Stock on the Offering Date; or

ii.          the Fair Market Value of the Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)         An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company.  The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Administrator.  Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party.  If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering).  A Participant may thereafter reduce (including to zero) or increase his or her Contributions so long as it is permitted in the Offering, the Company’s policies and under applicable law.  If required under applicable law or specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b)        During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company.  The Company may impose a deadline before a Purchase Date for withdrawing.  Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate.  A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)       Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate under the terms of this Plan.  The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.  For purposes of this Plan, a Participant’s employment will be considered terminated as of the date that participant is no longer actively providing services as an employee and will not be extended by any notice period (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where participant is employed or the terms of participant’s employment agreement, if any, but is not actively providing services); the Administrator shall have the exclusive discretion to determine when the participant is no longer actively providing services for purposes of participation in the Plan.

(d)         Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering.

(e)         During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.  Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 9.

(f)         Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest or earnings on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a)        On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering Document.  No fractional shares will be issued unless provided for in the Offering.

(b)        Unless otherwise provided in the Offering Document, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by applicable law).  Unless otherwise provided in the Offering Document, if the amount of Contributions remaining in a Participant’s account after the purchase of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by applicable law), unless such Participant elects to have such amounts held in such Participant’s account for the purchase of Common Stock under the next Offering under the Plan and such Participant is eligible to participate in such next Offering.

(c)        No Purchase Rights may be exercised to any extent unless the offer, sale and delivery of the Common Stock to be issued upon such exercise comply with (or are exempt from) all applicable requirements of law, including (without limitation), the Securities Act, the rules and regulations promulgated thereunder, U.S., state and foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Common Stock may then be traded.  If on a Purchase Date the offer and sale of the Common Stock under the Plan or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the offer and sale of the Common Stock under the Plan and the Plan are in material compliance, except that the Purchase Date will in no event be more than six (6) months from the Offering Date.  If, on the Purchase Date, as delayed to the maximum extent permissible, the offer and sale of the Common Stock under the Plan or the Plan is not in material compliance with all applicable laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by applicable law).

(d)        If the Common Stock available for purchase for any Offering is insufficient to cover the number of whole shares of Common Stock which Participants have elected to purchase, then each Participant’s Purchase Rights for such Offering Period shall be reduced to the number of whole shares of Common Stock which the Administrator shall determine by multiplying the number of shares of Common Stock available for the Offering by a fraction, the numerator of which shall be the number of shares of Common Stock for which such Participant would have been granted a Purchase Right if sufficient shares were available and the denominator of which shall be the total number of shares of Common Stock for which Purchase Rights would have been granted to all Participants if sufficient shares were available.

9.	DESIGNATION OF BENEFICIARY.

(a)       The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant.  The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary.  Any such designation and/or change must be on a form approved by the Company.

(b)       If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.  If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by applicable law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a)       In the event of a Capitalization Adjustment, the Administrator will appropriately and proportionately adjust:  (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering.  The Administrator will make these adjustments, and its determination will be final, binding and conclusive.

(b)       In the event of a Corporate Transaction, then:  (i) any surviving company or acquiring company (or the surviving or acquiring company’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring company (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Common Stock within ten (10) business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights and this Plan will terminate immediately after such purchase.

11.	DELIVERY OF SHARES; HOLDING PERIOD.

(a)         Whole shares of Common Stock purchased upon the exercise of Purchase Right under the Plan may be registered in book entry form or represented in certificate form and shall be held for the Participant in an investment account maintained by the Plan’s third-party custodian.  The shares of Common Stock in a Participant’s investment account shall be registered in the Participant’s name (or, to the extent permitted under procedures established by the third-party custodian, jointly in the names of the Participant and the Participant’s spouse or beneficiary).  No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Common Stock subject to a Purchase Right until such Purchase Right has been exercised and the related shares of Common Stock have been registered in the Participant’s investment account.  The Administrator may impose restrictions on the sale or transfer of shares held in a Participant’s investment account, in accordance with Section 423 of the Code, with respect to any shares of Stock purchased under the Plan if the purchase discount exceeds five percent (5%).

(b)         In addition, unless otherwise provided by the Administrator, no shares of Common Stock purchased in any Offering under the Plan may be transferred out of the Participant’s investment account to any other brokerage account designated by the Participant for twelve (12) months after the Purchase Date on which such shares were purchased.  Any fees associated with the sale or transfer of any shares of Common Stock shall be borne by the Participant.

(c)         The Participant has been informed that (i) all securities issued under the Plan are “restricted securities” under the Securities Act, (ii) any transfer of shares of Common Stock purchased under the Plan is subject to restrictions under the Securities Act and may be subject to restrictions imposed under state “blue sky” securities laws and other applicable securities laws, (iii) none of the shares of Common Stock purchased under the Plan may be transferred by the Recipient unless and until such transfer, to the satisfaction of the Company and its counsel, (A) has been registered with the U.S. Securities and Exchange Commission or an exemption therefrom has been fully complied with, and (B) has fully complied with state “blue sky” securities laws and other applicable securities laws, and (iv) the Company is under no obligation to register the shares of Common Stock purchased under the Plan with the U.S. Securities and Exchange Commission under the Securities Act, with any regulatory authority under state “blue sky” securities laws and other applicable securities laws, or with any stock exchange.

(d)       Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock purchased in any Offering under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one year after the Purchase Date.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)         The Administrator may amend the Plan at any time in any respect the Administrator deems necessary or advisable.  However, except as provided in Section 10(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law.

(b)         The Administrator may suspend or terminate the Plan at any time.  No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)         Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Administrator, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.  For the avoidance of doubt, the Administrator may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code or with respect to other applicable laws.  Notwithstanding anything in the Plan or any Offering Document to the contrary, the Administrator will be entitled to:  (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.  The actions of the Administrator pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	TAX QUALIFICATION; TAX WITHHOLDING.

(a)        Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)         Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items.  Without limitation to the foregoing, the amount necessary to satisfy such withholding obligation may be withheld (i) from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation or (ii) from the proceeds of the sale of Common Stock acquired under the Plan.

14.	EFFECTIVE DATE OF PLAN.

The Plan will become effective upon the Effective Date.  No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended).

15.	MISCELLANEOUS PROVISIONS.

(a)          Proceeds from the sale of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)        A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)         The Plan and Offering do not constitute an employment contract.  Nothing in the Plan or in the Offering will in any way alter the nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)        The provisions of the Plan will be governed by the law of the State of Delaware, without application of the conflicts of law principles thereof.  This Plan shall be interpreted and construed in accordance with the law of the State of Delaware.

(e)        To the extent permitted by applicable law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.  Before the commencement of an Offering, the Administrator may prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering in order to be a valid election.

(f)          The cost, if any, for the delivery of shares of Common Stock to a Participant or commissions upon the sale of Common Stock shall be paid by the Participant using such service.  Other expenses associated with the Plan, if any, at the discretion of the Administrator, will be allocated as deemed appropriate by the Administrator.

(g)         All payroll deduction authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such authorizations and communications.

(h)        Neither the granting of a Purchase Right to an employee, nor the deductions from his or her pay shall cause such employee to be a stockholder of the Common Stock covered by a Purchase Right until such shares of Common Stock have been purchased by and issued to him or her.

16.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)          “Board” means the Board of Directors of the Company.

(b)         “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the shares of Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(c)          “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d)         “Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan.

(e)         “Common Stock” means the common stock of the Company, $0.01 par value per share, or such other securities of the Company as may be designated by the Administrator from time to time in substitution thereof.

(f)          “Company” means Diversified Energy Company, a Delaware corporation, and any successor company thereto.

(g)         “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right.  A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)         “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:  (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than 50% of the outstanding securities of the Company; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)          “Effective Date” means a date selected by the Administrator, subject to this Plan being approved by the Company’s stockholders at the annual meeting of the Company’s stockholders held in 2023.

(j)          “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.  For the avoidance of doubt, members of the Board (including executive directors) are not eligible to participate in the Plan.

(k)          “Employee” means any person, including an officer, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.

(l)           “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “Employee Stock Purchase Plan,” as that term is defined in Section 423(b) of the Code.

(m)         “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows

i.         If the Common Stock is listed on any established exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Administrator, the closing sales price for such Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Administrator deems reliable.  Unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

ii.         In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Administrator in good faith in compliance with applicable law and in a manner that complies with Sections 409A of the Code.

(n)       “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods.  The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Administrator for that Offering.

(o)         “Offering Date” means a date selected by the Administrator for an Offering to commence.

(p)         “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(q)         “Plan” means this Diversified Energy Company Amended and Restated Employee Stock Purchase Plan, as amended from time to time.

(r)          “Purchase Date” means one or more dates during an Offering selected by the Administrator on which Purchase Rights will be exercised and on which purchases of Common Stock will be carried out in accordance with such Offering.

(s)         “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following an Offering Date, and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.

(t)          “Purchase Right” means an option to purchase Common Stock granted pursuant to the Plan.

(u)       “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(v)         “Securities Act” means the U.S. Securities Act of 1933, as amended.

(w)        “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding share capital having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, shares of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).  For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(x)        “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of Common Stock or the sale or other disposition of Common Stock acquired under the Plan.

(y)         “Trading Day” means a day on which the national stock exchange on which the Common Stock is traded is open for trading.

(z)          “USD” means the lawful currency of the United States of America, in dollars.